CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-252961 on Form N-2 of our report dated September 21, 2021, relating to the financial statements and financial highlights of BlackRock Taxable Municipal Bond Trust appearing in this Annual Report on Form N-CSR for the year ended July 31, 2021.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 4, 2021